Exhibit 10.1

FIRST AMENDMENT
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This First Amendment to Fourth Amended and Restated Revolving Credit Agreement (this “Amendment”), dated as of December 15, 2008, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the “Borrower”), (2) FRONTIER OIL CORPORATION, a Wyoming corporation (“FOC”), (3) each of the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and (4) UNION BANK OF CALIFORNIA, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals

A.           The Borrower, FOC, the Lenders, the Administrative Agent and BNP Paribas, a French banking corporation, as syndication agent, are party to a Fourth Amended and Restated Revolving Credit Agreement dated as of August 19, 2008 (the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.3 of the Credit Agreement are incorporated herein by reference.

B.           The Borrower has requested that the definition of “Consolidated EBITDA” in the Credit Agreement (1) be amended to exclude the effects of hedging gains and losses if the Borrower switches its inventory-valuation method from first-in first-out (FIFO) to last-in first-out (LIFO) but (2) continue to include the effects of hedging gains and losses as long as the Borrower maintains first-in first-out (FIFO) as its inventory-valuation method. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, FOC, the Lenders and the Administrative Agent hereby agree as set forth below.

SECTION 1. Amendment to Credit Agreement
. Subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower, FOC and the Lenders hereby agree that the definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Consolidated EBITDA’ means, for FOC and its Subsidiaries on a consolidated basis for any period, Consolidated Net Income plus (a) without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income, the sum of (i) income-tax expense, (ii) Consolidated Interest Expense, (iii) depletion, depreciation and amortization expense, (iv) extraordinary charges or losses, (v) losses under Hedge Agreements (but only if and so long as the Borrower utilizes last-in first-out (LIFO) as its inventory-valuation method) and (vi) other noncash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or reserve for cash charges for any future period), provided that cash payments made during such period or in any future period in respect of such noncash charges, expenses or losses (other than any such excluded charge, expense or loss) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments are made, minus (b) without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) extraordinary income or gains, (iii) gains under Hedge Agreements (but only if and so long as the Borrower utilizes last-in first-out (LIFO) as its inventory-valuation method) and (iv) other noncash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical in clause (a)(vi) above).”

SECTION 2. Conditions Precedent
. This Amendment shall become effective on the date, not later than December 31, 2008, on which the Administrative Agent has received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(a) this Amendment, duly executed by the Borrower, FOC and the Majority Lenders; and

(b) a consent to this Amendment, duly executed by the Guarantors and by the Borrower, in its capacity as guarantor under the Borrower Guaranty.

SECTION 3. Representations and Warranties
. Each of the Borrower and FOC represents and warrants to the Lenders and the Administrative Agent as set forth below.

(a) The execution, delivery and performance by each of the Borrower and FOC of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Credit Party’s legal powers, have been duly authorized by all necessary legal action and do not (i) contravene such Credit Party’s charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting such Credit Party, any of its Subsidiaries or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party or any of its Subsidiaries, except for Liens created or permitted under the Credit Documents, as amended hereby. Neither such Credit Party nor any of its Subsidiaries is in violation of any Governmental Rule or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(b) No Governmental Action, and no authorization, approval or other action by, or notice to, any third party, is required for the due execution, delivery or performance by the Borrower or FOC of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby or thereby, except for (i) authorizations, approvals and other actions by, and notices to, third parties, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, and (ii) Governmental Action that has been duly obtained, taken, given or made and is in full force and effect.

(c) This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower and FOC. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower and FOC, enforceable against each such Credit Party in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d) Each of the Security Agreement and the Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower or FRMI, as applicable, under the Credit Documents, as amended hereby, to which the Borrower or FRMI, as applicable, is a party, and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement or the Stock Pledge Agreement.

(e) There has been no amendment to the charter documents or bylaws of the Borrower or FOC on or after August 19, 2008, except for the amendment and restatement of FOC’s bylaws as provided in the Report on Form 8-K dated November 11, 2008 filed with the Securities and Exchange Commission. The representations and warranties contained in each Credit Document, as amended hereby, to which the Borrower and/or FOC is a party are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

SECTION 4. Reference to and Effect on Credit Documents
.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations under the Credit Documents, as amended hereby, stated to be secured thereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

SECTION 5. Costs and Expenses
. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts
. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or e-mail shall be effective as delivery of an originally executed counterpart of this Amendment.

SECTION 7. Governing Law
. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

[Signature pages follow.]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FRONTIER OIL AND REFINING COMPANY

By:           /s/ Michael C. Jennings
Name:                      Michael C. Jennings
Title:                      EVP & CFO

FRONTIER OIL CORPORATION

By:           /s/ Doug S. Aron
Name:                      Doug S. Aron
Title:                      VP – Corporate Finance

UNION BANK OF CALIFORNIA, N.A.,
   as Administrative Agent and Lender

By:           /s/ Randall L. Osterberg
Name:                      Randall L. Osterberg
Title:                      Sr. Vice President – US Marketing Manager

BNP PARIBAS

By:           /s/ Douglas R. Liftman
Name:                      Douglas R. Liftman
Title:                      Managing Director

By:           /s/ Courtney Kubesch
Name:                      Courtney Kubesch
Title:                      Vice President

TORONTO DOMINION (TEXAS) LLC

By:
Name:
Title:

WELLS FARGO BANK, N.A.

By:           /s/ Oleg Kogan
Name:                      Oleg Kogan
Title:                      Vice President

U.S. BANK NATIONAL ASSOCIATION

By:           /s/ Monte E. Deckerd
Name:                      Monte E. Deckerd
Title:                      Senior Vice President

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

BANK OF SCOTLAND PLC

By:           /s/ Julia R Franklin
Name:                      Julia R Franklin
Title:                      Assistant Vice President

CAPITAL ONE, N.A.

By:           /s/ Wes Fontana
Name:                      Wes Fontana
Title:                      Assistant Vice President

UBS LOAN FINANCE LLC

By:           /s/ Richard L. Tavrow
Name:                      Richard L. Tavrow
Title:                      Director

By:           /s/ Mary E. Evans
Name:                      Mary E. Evans
Title:                      Associate Director

THE FROST NATIONAL BANK

By:           /s/ Thomas H. Dungan
Name:                      Thomas H. Dungan
Title:                      Sr. Vice President

NATIXIS

By:           /s/ Daniel Payer
Name:                      Daniel Payer
Title:                      Director

By:           /s/ Louis P. Laville, III
Name:                      Louis P. Laville, III
Title:                      Managing Director